Exhibit 3.368

ARTICLES OF INCORPORATION

OF

Universal Health Services of Rancho Springs, Inc.

FIRST: That the name of the corporation is Universal Health Services of Rancho Springs, Inc.

SECOND: The name of this corporation’s initial agent for service of process in the State of California is:

C T CORPORATION SYSTEM

THIRD: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is: One Thousand (1,000).

FOURTH: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession, permitted to be incorporated by the California Corporations Code.

FIFTH: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

IN WITNESS WHEREOF, the undersigned has executed these Articles this October 19, 2000.

/s/ G. Thomas Spencer
G. Thomas Spencer Incorporator

AGREEMENT OF MERGER

This Agreement of Merger is entered into between Universal Health Services of Rancho Springs, lnc., a corporation duly organized and existing under the laws of the State of California, herein called the surviving corporation, and Inland Valley Regional Medical Center, Inc., a corporation duly organized and existing under the laws of the State of California, herein called the merging corporation.

1.	The merging corporation shall be merged into the surviving corporation.

2.	There are no amendments to the Articles of Incorporation of the surviving corporation to be effected by the merger.

3.	The terms and conditions of the merger are as follows:

A.	Universal Health Services of Rancho Springs, Inc., a corporation organized under the laws of the State of California, shall merge with and into itself and assume the liabilities and obligations of Inland Valley Regional Medical Center, Inc., a corporation organized under the laws of the State of California. The name of the surviving corporation is Universal Health Services of Rancho Springs, Inc.

B.	The effective date of the merger shall be July 1, 2002. On the effective date of the merger all of the issued and outstanding shares of Inland Valley Regional Medical Center, Inc. shall be cancelled without consideration and no shares of the surviving corporation shall be issued in exchange therefor.

C.	The Articles of Incorporation of Universal Health Services of Rancho Springs, Inc. shall be the Articles of Incorporation of the corporation surviving the merger. No changes or amendments shall be made to the Articles of Incorporation because of the merger.

D.	The Bylaws of Universal Health Services of Rancho Springs, Inc. shall be the bylaws of the corporation surviving the merger.

E.	The Directors and Officers of Universal Health Services of Rancho Springs, Inc. shall be the Directors and Officers of the corporation surviving the merger, and shall serve until their successors are elected.

IN WITNESS WHEREOF the parties have executed this Agreement on June 19, 2002.

	UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.		INLAND VALLEY REGIONAL MEDICAL CENTER, INC.

By:	/s/ Steve Filton	By:	/s/ Steve Filton
	Steve Filton, Vice President		Steve Filton, Vice President

By:	/s/ Bruce R. Gilbert	By:	/s/ Bruce R. Gilbert
	Bruce R. Gilbert, Secretary		Bruce R. Gilbert, Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

Steve Filton and Bruce R. Gilbert certify that:

1.	They are Vice President and Secretary of Inland Valley Regional Medical Center, Inc., a California corporation.

2.	The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

3.	The shareholder approval was by the holders of 100% of the outstanding shares of the corporation. The effective date of the merger shall be July 1, 2002.

4.	There is only one class of shares and the number of shares outstanding is 1,000.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 19, 2002	/s/ Steve Filton
Steve Filton, Vice President

/s/ Bruce R. Gilbert
Bruce R. Gilbert, Secretary